                                                                    EXHIBIT 99.1

FOR RELEASE: August 3, 2005

                                                          Contact: Cheryl Hansen
                                                    Director, Investor Relations
                                                                   (610)645-1084
                                                        clhansen@aquaamerica.com
                                                        ------------------------

                                                                    Donna Alston
                                                         Manager, Communications
                                                                  (610) 645-1095
                                                        dpalston@aquaamerica.com
                                                        ------------------------


            AQUA AMERICA REPORTS NET INCOME INCREASED 24 PERCENT FOR
                               SECOND QUARTER 2005

         BOARD OF DIRECTORS INCREASE DIVIDEND BY 10 PERCENT AND ANNOUNCE
                           FOUR-FOR-THREE STOCK SPLIT

BRYN MAWR, PA, AUGUST 3, 2005 - Aqua America, Inc. (NYSE: WTR) today reported net income for the quarter ended June 30, 2005 grew to $22.2 million, a 24 percent increase from $17.9 million in the second quarter of 2004. Diluted earnings per share for the quarter increased to $0.23, up 21 percent from $0.19 for the same period in 2004, on 3 percent more shares outstanding.

Operating revenues increased 16 percent to $123.1 million for the second quarter 2005 from $106.5 million in the same period in the year prior. The revenue increase is a result of rate awards received in 2004 and 2005 as well as customer growth, particularly from the mid-2004 acquisitions of Heater Utilities in North Carolina and 63 systems from Florida Water Services in Florida.

For the six months ending June 30, 2005, net income increased 23 percent to $41.1 million from $33.4 million and corresponding diluted earnings per share increased 17 percent to $0.42 from $0.36 for the same period last year. Operating revenues for the first half of 2005 totaled $237.1 million, an increase of 15 percent from revenues of $206.3 million for the six months ending June 30, 2004.

At its regularly scheduled meeting on August 2, 2005, the Board of Directors voted to increase the common stock cash dividend to shareholders by 10 percent with the December 1, 2005 dividend, which is equivalent to a $0.05 increase above its current annualized dividend rate of $0.52 to $0.57 per share. Additionally, the Board approved for the sixth time in nine years a stock split, to be effected in the form of a four-for-three or a 33.3 percent stock distribution. The increased quarterly cash dividend of $0.1425 per share, from $0.13 per share, and the subsequent stock split will be effected with the December 1, 2005 cash dividend payment and is available to shareholders of record as of November 17, 2005. As a result of the stock split, the new quarterly cash dividend rate will be $0.1069 per share on the increased number of shares resulting from the stock distribution, or $0.4276 per share on an annualized basis. Aqua America Chairman and CEO Nicholas DeBenedictis said, "Continuing to reward our shareholders with increasing dividends is a top priority for the Aqua America Board. We are pleased to be able to increase the dividend above our targeted five percent increase for the seventh year in a row. These increases allow our shareholders to benefit from Aqua America's financial success as we continue to focus on increasing shareholder value. Additionally, in years when we split the stock, we typically boost the dividend to an above-average increase." This increase is the company's 15th in 14 years.

The Board also declared a $0.13 per share quarterly common stock cash dividend to be paid on September 1, 2005 to shareholders of record on August 18, 2005. This dividend is eight percent higher than the corresponding dividend paid one year prior on September 1, 2004 as a result of the increase in the company's cash dividend on December 1, 2004.

The company's ratio of operating and maintenance expenses to revenues (efficiency ratio) for the quarter ending June 30, 2005 was 41.3 percent, including the higher expense ratio from the newly-acquired Heater Utilities and Florida Water Services operations, an improvement from 41.8 percent for second quarter 2004 and from 41.5 percent in the first quarter of this year. DeBenedictis said, "We are pleased with the progress we are making with the improvement in our efficiency ratio. Capitalizing on opportunities to gain efficiencies through economies of scale is a key focus for the company. Our goal remains to continue to improve our efficiency ratio, which is an important performance benchmark for us."

Consistent with Aqua America's long-term growth-through-acquisition strategy, the company has completed 16 acquisitions in 2005 in the states in which it operates. DeBenedictis said, "Making immediately-accretive acquisitions to facilitate growth continues to be an integral part of our strategy. These small system acquisitions help us fill in our service territories, generating economies of scale and lay the foundation for future growth. Many of the systems we buy are troubled, so they provide opportunities, not only to improve service for the customers of these systems, but also for additional investment."

In May, the company's Pennsylvania subsidiary issued $72.0 million in tax exempt debt at an average effective yield of 4.88 percent. The proceeds will be used to refinance $22.0 million in higher cost debt - saving an estimated $32.0 million in interest expense over the life of the loan - and the balance will be used for infrastructure improvement projects in Pennsylvania. Since 1999, the company has reduced its system-wide long-term interest rate from 7.4 percent to the current
5.8 percent on approximately $890.0 million of outstanding debt (as of June 30, 2005). The savings in interest expense has allowed the company to accelerate the pace of its capital spending and continue to provide its growing customer base with quality water at a reasonable cost.

The company's conference call with analysts will take place on Wednesday, August 3, 2005 at 10:00 a.m. Eastern Daylight Time. The call will be web cast so that interested parties may listen over the Internet by logging on to www.aquaamerica.com. The conference call will be archived in the investor relations section of the company's Web site for 90 days following the call. Additionally, the call will be recorded and made available for replay for 10 business days after the call, beginning at 12:00 p.m. Wednesday, August 3, 2005 through Wednesday, August 17, 2005. The dial-in telephone number for the audio replay is (888) - 203 - 1112 (PIN number 1245746).

Aqua America, Inc. is the largest U.S.-based publicly-traded water utility, serving more than 2.5 million residents in Pennsylvania, Ohio, North Carolina, Illinois, Texas, Florida, New Jersey, Indiana, Virginia, Maine, Missouri, New York, and South Carolina. Aqua America is listed on both the New York and Philadelphia Stock Exchanges under the ticker symbol WTR.

This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, the impact of customer growth and rate increases on revenues and earnings, increased opportunities from acquisitions to invest and earn on infrastructure improvements, opportunities to reduce expenses, the growth prospects and the effect on operating expense levels associated with acquired operations. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives, and other factors discussed in our filings with the Securities and Exchange Commission.

The following table shows selected operating data for the quarters and six months ended June 30, 2005 and 2004 (in thousands, except per share data) for Aqua America, Inc.

                                                                        (Unaudited)

                                                       Quarter Ended                 Six Months Ended
                                                          June 30,                       June 30,

                                                    2005            2004             2005        2004
                                                    ----            ----             ----        ----
Operating revenues                                $ 123,100      $ 106,524         $237,088    $ 206,292
                                                  ========================         =====================

Net income                                        $  22,218      $  17,871         $ 41,089    $ 33,446
                                                  ========================         =====================

Basic net income per share                        $    0.23      $    0.19         $   0.43    $    0.36
                                                  ========================         =====================
Diluted net income per share                      $    0.23      $    0.19         $   0.42    $    0.36
                                                  ========================         =====================

Average common shares outstanding:
  Basic                                              95,889         92,889           95,701       92,793
                                                  ========================         =====================
  Diluted                                            97,123         93,848           96,911       93,828
                                                  ========================         =====================

                                         Aqua America, Inc. and Subsidiaries
                             Consolidated Statements of Income and Comprehensive Income
                                      (In thousands, except per share amounts)
                                                     (Unaudited)

                                                                Quarter Ended                  Six Months Ended
                                                                   June 30,                        June 30,
                                                                   --------                        --------
                                                             2005            2004            2005            2004
                                                             ----            ----            ----            ----
Operating revenues                                         $123,100        $106,524        $237,088        $206,292

Cost & expenses:
    Operations and maintenance                               50,891          44,483          98,200          86,314
    Depreciation                                             14,629          13,506          29,312          27,180
    Amortization                                              1,227           1,249           2,455           1,919
    Taxes other than income taxes                             7,760           6,813          15,757          13,962
                                                           --------        --------        --------        --------
Total                                                        74,507          66,051         145,724         129,375
                                                           --------        --------        --------        --------

Operating income                                             48,593          40,473          91,364          76,917

Other expense (income):
    Interest expense, net                                    12,541          11,436          25,336          23,238
    Allowance for funds used during construction               (700)           (724)         (1,064)         (1,333)
    Gain on sale of other assets                                (24)            (26)           (505)           (476)
                                                           --------        --------        --------        --------
Income before income taxes                                   36,776          29,787          67,597          55,488
Provision for income taxes                                   14,558          11,916          26,508          22,042
                                                           --------        --------        --------        --------
Net income                                                  $22,218        $ 17,871        $ 41,089        $ 33,446
                                                           ========        ========        ========        ========

Net income                                                  $22,218        $ 17,871        $ 41,089        $ 33,446
Other comprehensive income (loss), net of tax:
    Unrealized gain on securities                             -                -                -                59
    Reclassification adjustment for gains
        reported in net income                                -                -                -              (230)
                                                           --------        --------        --------        --------
Comprehensive income                                        $22,218        $ 17,871        $ 41,089         $33,275
                                                           ========        ========        ========        ========

Net income per common share:
   Basic                                                   $   0.23        $   0.19        $   0.43          $ 0.36
   Diluted                                                 $   0.23        $   0.19        $   0.42          $ 0.36

Average common shares outstanding:
   Basic                                                     95,889          92,899          95,701          92,793
                                                           ========        ========        ========        ========
   Diluted                                                   97,123          93,848          96,911          93,828
                                                           ========        ========        ========         =======

                              Aqua America, Inc. and Subsidiaries
                             Condensed Consolidated Balance Sheets
                                   (In thousands of dollars)
                                          (Unaudited)



                                                                 June 30,         December 31,
                                                                   2005               2004
                                                                   ----               ----
Net property, plant and equipment                               $2,134,320         $2,069,812
Current assets                                                      82,828             90,127
Regulatory assets and other assets                                 250,481            192,251
                                                                ----------         ----------
                                                                $2,467,629         $2,352,190
                                                                ==========         ==========


Common stockholders' equity                                     $  773,357         $  747,231
Long-term debt, excluding current portion                          844,539            784,461
Current portion of long-term debt and loans payable                158,876            135,310
Other current liabilities                                           71,745             82,072
Deferred credits and other liabilities                             619,112            603,116
                                                                ----------         ----------
                                                                $2,467,629         $2,352,190
                                                                ==========         ==========